EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contact: info@gennextbrands.com

GENERATION NEXT FRANCHISE BRANDS HIRES

ANTHONY MAURIELLO AS GENERAL COUNSEL AND TABITHA BURKE AS

VICE PRESIDENT OF FRANCHISE DEVELOPMENT

Key Executive Additions Bring Added Experience and Depth to San Diego-Based Franchisor

Friday, July 14, 2017 – Generation NEXT Franchise Brands (OTCBB: VEND) announced today that it has hired both Anthony Mauriello as General Counsel and Tabitha Burke as Vice President of Franchise Development. The two key executive positions bolster the San Diego company’s growing corporate team and will add additional strength and experience to future initiatives.

Mauriello had a corporate transactional law practice with a focus on public company representation, mergers and acquisitions, corporate governance and venture capital finance at international law firms, including Skadden Arps, Latham & Watkins, and Wilson Sonsini for 14 years prior to joining the company as its first full-time General Counsel. Licensed to practice law in California and New York, Mauriello graduated from the Duke University School of Law in 2003. He is also an adjunct professor at the University of San Diego School of Law.

“I am thrilled to join Generation NEXT as the company’s first full-time General Counsel. This is a dynamic enterprise with a truly customer-focused and values-based culture. I am very much looking forward to assisting the organization’s brands as the company expands its global footprint with some incredible technology.”

In addition to the hiring of Mauriello, Generation NEXT added a seasoned franchise relations expert with the hiring of Tabitha Burke as Vice President of Franchise Development. Burke, whose background includes senior roles at both Flippin’ Pizza International and HDOS Enterprises, will be key in the development, implementation and direction of franchise relations for Generation NEXT’s continued growth. A graduate of Phoenix University in San Diego, Burke is looking forward to bringing added strength to the growing franchise team.

“Generation NEXT has made great strides in the last year, and with that kind of growth comes the need for improved processes, technology and platforms to help maintain the best possible relationship with its franchisees,” said Burke.

For more information on Generation NEXT Franchise Brands or their family of brands, including Reis & Irvy’s, please visit www.gennextbrands.com or call toll free 888-902-7558.

  # # #

 This information is not intended as an offer to sell, or the solicitation of an offer to buy, a franchise. It is for informational purposes only. No Reis & Irvy’s franchises will be sold to any resident of any state until the offering has been exempted from the requirements of, or duly registered in and declared effective by, such state and the required FDD (if any) has been delivered to the prospective franchisee before the sale in compliance with applicable law. Currently, the following states in the United States regulate the offer and sale of franchises: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Oregon, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin. If you reside in one of these states, or even if you reside elsewhere, you may have certain rights under applicable franchise laws or regulations.

 Generation NEXT Franchise Brands

Generation NEXT Franchise Brands, based in San Diego, California, is a publicly traded company on the OTC Markets trading under the symbol “VEND”. Generation NEXT Franchise Brands is the parent company of: Fresh Healthy Vending LLC, the market’s leading healthy-choice vending machine franchise; Reis and Irvy's, Inc., the world’s first robotic frozen yogurt vending kiosk; and 19 Degrees, a corporate-focused frozen yogurt kiosk brand. The Company hosts over 390 active franchisees throughout the United States, Canada, Puerto Rico and the Bahamas, and continually looks to partner with like-minded entrepreneurs who share its vision.

Cautionary note on forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “propose,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our fillings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended June 30, 2016, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

2